Exhibit 99

Red Lobster® Olive Garden® LongHorn Steakhouse®
The Capital Grille® Bahama Breeze® Seasons 52® www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011

Contacts:
		(Analysts) Matthew Stroud	(407) 245-6458
FOR RELEASE	(Media)	Rich Jeffers	(407) 245-4189
January 31, 2011
9:00 AM ET

DARDEN RESTAURANTS ANNOUNCES PROJECTED

THIRD QUARTER DILUTED NET EARNINGS PER SHARE

AND INCREASES EARNINGS OUTLOOK FOR FISCAL YEAR 2011

ORLANDO, FL, Jan. 31 – Darden Restaurants, Inc. (NYSE: DRI) today reported that it expects diluted net earnings per share from continuing operations for its fiscal third quarter ending February 27, 2011, to be approximately $1.04 to $1.06. The Company also estimates that blended U.S. same-restaurant sales for Olive Garden, Red Lobster and LongHorn Steakhouse for the third quarter will increase approximately +1.0% compared to the third quarter of prior year. For the fiscal third quarter, U.S. same-restaurant sales are estimated to be up approximately +1.5% at Olive Garden, down approximately -1.0% at Red Lobster and up approximately +4.5% at LongHorn Steakhouse. These estimated results include the adverse effects of a shift in the Lenten season, which moves entirely to the fiscal fourth quarter this year from a portion occurring in the fiscal third quarter last year, and of more severe winter weather quarter-to-date this year than last year. Estimated blended same-restaurant sales are approximately 20 basis points lower in the third quarter due to the Lenten season shift and approximately 80 basis points lower due to the more severe weather. The Company also reported that, at Red Lobster, estimated third quarter same-restaurant sales results are approximately 60 basis points lower due to the Lenten season shift. The Company expects to release its fiscal 2011 third quarter earnings on Thursday, March 24, 2011, after the market close.

Darden also announced that it expects diluted net earnings per share from continuing operations for fiscal 2011 to grow +17% to +18% from the diluted net earnings per share from continuing operations of $2.86 reported for fiscal 2010. This earnings growth projection for the fiscal year is above the estimated +14% to +17% increase the Company forecast in December in connection with the release of its fiscal second quarter results.

“As we expected, the economic environment continues to improve, and our brands continue to achieve competitively strong results,” said Clarence Otis, Chairman and Chief Executive Officer of Darden. “In addition, we have more clarity on our costs for the balance of the fiscal year. So, we are revising upward our outlook for earnings per share for the fiscal year. We recognize, of course, that factors beyond our control such as more severe than anticipated weather for the balance of the winter can adversely affect sales and earnings over the next few months. Still, our brands are well positioned and our teams are delivering more than ever on our promises to our guests. Strong brands and attentive teams have always been and will remain the key to our continued success.”

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The Company indicated that its outlook for diluted net earnings per share from continuing operations for fiscal 2011 is based on its expectation of blended U.S. same-restaurant sales for the fiscal year for Olive Garden, Red Lobster and LongHorn Steakhouse of approximately +1.5% to +2.0% and total new restaurant growth of approximately 70 to 75 net new restaurants. The same-restaurant sales estimate is slightly lower than the Company’s earlier estimate of an increase of approximately +2.0% on a blended basis due primarily to the more severe than anticipated winter weather in the fiscal third quarter.

Darden will hold an analyst and investor meeting on Monday, January 31, 2011 and Tuesday, February 1, 2011 in Orlando, Florida. This meeting will be broadcast live over the Internet. The Company will discuss its current business strategy and future expectations. The subjects to be covered may also include additional forward-looking information, such as the outlook for the current month, quarter or year, and the Company’s previously announced earnings guidance. Participants at the meeting may pose questions to management and in response, the Company may disclose additional material information. To listen to the meeting live, please go to the following website at least fifteen minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, the webcast and slides will be available shortly after the meeting on the Company’s website at www.darden.com.

What: Darden Restaurants, Inc. Analyst and Investor Meeting Day 1

When: 3:00 pm – 5:30 pm ET, Monday, January 31, 2011

Where: http://www.videonewswire.com/event.asp?id=74142

How: Live over the Internet - Simply log on to the web at the address above

What: Darden Restaurants, Inc. Analyst and Investor Meeting Day 2

When: 8:00 am – 11:00 am ET, Tuesday, February 1, 2011

Where: http://www.videonewswire.com/event.asp?id=74796

How: Live over the Internet - Simply log on to the web at the address above

Darden Restaurants, Inc., (NYSE: DRI) headquartered in Orlando, Fla., is the world’s largest company-owned and operated full-service restaurant company with over $7.1 billion in annual sales and approximately 180,000 employees. Darden is recognized for a culture that rewards caring for and responding to people. In 2011, Darden became the first full-service restaurant company ever to be named to the FORTUNE “100 Best Companies to Work For” list. Our restaurant brands — Red Lobster, Olive Garden, LongHorn Steakhouse, The Capital Grille, Bahama Breeze and Seasons 52 — reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

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Forward-looking statements in this news release regarding our expected diluted net earnings per share growth and U.S. same-restaurant sales for the quarter and fiscal year, total sales growth, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include food safety and food-borne illness concerns, litigation, unfavorable publicity, federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, health concerns including virus outbreaks, the intensely competitive nature of the restaurant industry, factors impacting our ability to drive sales growth, the impact of the indebtedness we incurred in the RARE acquisition, our plans to expand our newer brands like Bahama Breeze and Seasons 52, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close or remodel restaurants, increased advertising and marketing costs, a failure to develop and recruit effective leaders, the price and availability of key food products and utilities, shortages or interruptions in the delivery of food and other products, volatility in the market value of derivatives, general macroeconomic factors including unemployment and interest rates, severe weather conditions, disruptions in the financial markets, a possible impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

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